Exhibit 99.1

Alaska Pacific Bancshares, Inc.
News Release
For Immediate Release
ALASKA PACIFIC BANCSHARES, INC. REPORTS
FOURTH QUARTER AND ANNUAL EARNINGS FOR 2010

JUNEAU, Alaska, March 28, 2011 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB) (“Company”), the parent company of Alaska Pacific Bank (“Bank”), today reported net income available to common shareholders of $624,000, or $0.89 per diluted common share, for the fourth quarter ended December 31, 2010, as compared to a net loss available to common shareholders of $1.2 million, or $(1.84) per diluted common share for the fourth quarter of 2009.

Net income available to common shareholders for the year ended December 31, 2010, was $539,000, or $0.76 per diluted common share, compared to a net loss of $2.5 million, or $(3.76) per diluted common share for 2009.

“The board and management have focused on the resolution of the specific problem loans that have hampered the Bank’s performance for the past three years and are pleased that we believe that we are bringing this chapter of the bank’s history to a close,” stated Craig Dahl, President & CEO. “We’re confident in the Bank’s direction and looking forward to steady progress as we continue to provide all types of loan and deposit services to the people and communities of southeast Alaska as we’ve done for more than seventy-five years.”

Net income in the quarter ended December 31, 2010 was primarily attributable to a reduction in non-interest expense of $372,000 compared to the quarter ended December 31, 2009.  Additionally net income for the quarter ended December 31, 2010 improved as a result of lower loan loss provision and income tax benefit of $255,000 compared to provision for income tax expense of $687,000 in the comparable quarter of 2009.

The allowance for loan losses at December 31, 2010 was $1.6 million, representing 1.12% of total loans outstanding.  Total non-accrual loans were $448,000 at December 31, 2010 compared with $1.9 million at September 30, 2010 and $2.9 million at December 31, 2009.  In addition, the Bank’s other real estate owned and repossessed assets were $1.8 million at December 31, 2010 compared with $2.7 million at September 30, 2010 and $2.6 million at December 31, 2009.  There was $447,000 in net loan charge offs for the quarter ended December 31, 2010 compared with $56,000 for the quarter ended September 30, 2010 and $24,000 for the quarter ended December 31, 2009.  Net charge-offs for 2010 were $1.1 million compared to $3.8 million for 2009.

Net interest margin on average interest-earning assets for the fourth quarter of 2010 was 5.66% compared with 5.12% in the fourth quarter of 2009.  Net interest income increased $160,000 (1.9%) to $8.5 million in 2010 compared to $8.3 million for 2009.  The net interest margin on average interest earning assets was 5.34% for 2010 compared with 4.86% in 2009.

Loans (excluding loans held for sale) were $141.9 million at December 31, 2010, a decrease of $10.2 million, or 6.7% from September 30, 2010, and a decrease of $16.2 million, or 10.2% from December 31, 2009.  Deposits at December 31, 2010, were $147.5 million, a $4.3 million (2.8%) decrease from September 30, 2010 and a $670,000 (0.5%) decrease from December 31, 2009.

Noninterest expense for the fourth quarter of 2010 decreased $19,000 (0.8%) from September 30, 2010 and decreased $372,000 (14.0%) from the quarter ended December 31, 2009.  Noninterest expense for 2010 decreased $651,000 (6.9%) compared to 2009.  The net decrease in expense in 2010 is due to lower real estate owned and repossessed property expense, net and lower compensation and benefit expense offset with higher professional and consulting fees.

Forward-Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets in our loan portfolio, result in our allowance for loan losses not being adequate to cover actual losses, and require us to materially increase our reserves; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; deposit flows; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; adverse changes in the securities markets; results of examinations by our banking regulators including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses,  write-down assets; change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; the possibility that we will be unable to comply with the conditions imposed upon us in the Cease and Desist Orders we entered into with the Office of Thrift Supervision, computer systems on which we depend could fail or experience a security breach, or the implementation of new technologies may not be successful; our ability to retain key members of our senior management team; legislative or regulatory changes such as the Dodd-Frank Wall Street Reform and Consumer Protection Act that adversely affect our business including changes in regulatory policies and principles, including the interpretation of regulatory capital or other rules; time to lease excess space in Company-owned buildings; future legislative changes in the United States Department of Treasury Troubled Asset Relief Program Capital Purchase Program; and other risks detailed in our reports filed with the Securities and Exchange Commission, including our Annual Report on

Form 10-K for the fiscal year ended December 31, 2010.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  We undertake no responsibility to update or revise any forward-looking statements.

Contact:	Julie M. Pierce		Craig E. Dahl
	Senior Vice President and CFO	or	President and CEO
	907-790-5135		907-790-5101

Alaska Pacific Bancshares, Inc.
Financial Highlights (Unaudited)
Year and Fourth Quarter 2010
(dollars in thousands, except per-share amounts)

	Year Ended December 31,
	2010	2009
Condensed Statement of Operations:
Interest income	$9,589	$10,184
Interest expense	1,107	1,862
Net interest income	8,482	8,322
Provision for loan losses	899	2,947
Gain on sale of loans	524	712
Other noninterest income	1,262	1,172
Other noninterest expense	8,781	9,432
Net income (loss) before income tax	588	(2,173)
Income tax expense (benefit)	(255)	18
Net income (loss)	843	(2,191)
Preferred stock dividend and discount accretion
Preferred stock dividend	239	216
Preferred stock discount accretion	65	55
Net income (loss) available to common shareholders	$539	$(2,462)
		$9
Earnings (loss) per share:
Basic	$0.82	$(3.76)
Diluted	$0.76	$(3.76)

Performance Ratios:
Return on average equity	4.43%	(11.26)%
Return on average assets	0.49	(1.19)
Yield on average earning assets	6.03	5.94
Cost of average interest-bearing liabilities	0.88	1.40
Interest rate spread	5.15	4.54
Net interest margin on:
Average earning assets	5.34	4.86
Average total assets	4.92	4.51
Efficiency ratio (a)	90.12	99.35

Average balances:
Loans	$153,736	$165,807
Earning assets	158,919	171,346
Assets	172,284	184,630
Interest-bearing deposits	116,298	120,632
Total deposits	145,371	148,352
Interest-bearing liabilities	125,319	132,788
Shareholders' equity	19,029	19,465

Average shares outstanding:
Basic	654,486	654,486
Diluted	707,897	654,486

	Three Months Ended
	December 31, 2010	September 30, 2010	December 31, 2009
Condensed Statement of Operations:
Interest income	$2,387	$2,393	$2,459
Interest expense	229	265	360
Net interest income	2,158	2,128	2,099
Provision for loan losses	(113)	(1)	342
Gain on sale of loans	120	204	180
Other noninterest income	345	318	283
Other noninterest expense	2,290	2,309	2,662
Net income (loss) before income tax	446	342	(442)
Income tax expense (benefit)	(255)	-	687
Net income (loss)	701	342	$(1,129)
Preferred stock dividend and discount accretion
Preferred stock dividend	60	60	59
Preferred stock discount accretion	17	16	15
Net income (loss) available to common shareholders	$624	$266	$(1,203)

Earnings (loss) per share:
Basic	$0.95	$0.41	$(1.84)
Diluted	$0.89	$0.37	$(1.84)

Performance Ratios:
Return on average equity	14.39%	7.19%	(23.44%)
Return on average assets	1.72	0.77	(2.51)
Yield on average interest-earning assets	6.26	5.96	6.00
Cost of average interest-bearing liabilities	0.74	0.86	1.13
Interest rate spread	5.52	5.10	4.87
Net interest margin on:
Average interest-earning assets	5.66	5.30	5.12
Average total assets	5.30	4.79	4.67
Efficiency ratio (a)	91.49	94.40	111.75

Average balances:
Loans	$146,175	$155,974	$158,778
Interest-earning assets	152,538	160,711	163,923
Assets	162,953	177,820	179,897
Interest-bearing deposits	118,920	117,767	119,090
Total deposits	149,551	149,941	148,819
Interest-bearing liabilities	123,922	123,667	127,742
Shareholders' equity	19,483	19,015	19,265

Average shares outstanding:
Basic	654,486	654,486	654,486
Diluted	698,574	654,486	654,486

	December 31,	September 30,	December 31,
	2010	2010	2009
Balance sheet data:
Total assets	$174,369	$177,465	$178,308
Loans, before allowance	141,938	152,099	158,108
Loans held for sale	450	1,063	55
Investment securities	2,219	2,300	2,606
Total deposits	147,548	151,847	148,217
Federal Home Loan Bank advances	5,000	5,000	9,834
Shareholders' equity	19,779	19,189	18,680

Shares outstanding (b)	654,486	654,486	654,486

Book value per share	$22.92	$22.01	$21.24

Asset quality:
Allowance for loan losses	$1,583	$2,144	$1,786
Allowance as a percent of loans	1.12%	1.41%	1.13%
Nonaccrual loans	$448	$1,863	$2,855
Total nonperforming assets	2,239	4,538	5,453
Impaired loans	9,601	11,764	5,342
Estimated specific reserves for impairment	310	774	514
Net charge offs for quarter	447	56	24
Net charge offs YTD	1,101	654	3,849
Other real estate owned and repossessed assets	1,791	2,675	2,598

(a)	Noninterest expense, divided by the sum of net interest income and noninterest income, excluding gains on sale of loans or securities.

(b)	Excludes treasury stock.